UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington , D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) (June 30, 2009 )

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 405 , 505 8 th Ave SW, Calgary , AB , Canada   T2P 1G2
(Address of principal executive offices and Zip Code)

403-975-9399
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
June 30, 2009 -- TAMM Oil and Gas Corp. announced that it has entered into a Farmin agreement to acquire the Heavy Oil rights on up to 276,000 gross (138,000 net) acres through Zentrum Energie Trust, AG (“Zentrum”) of Switzerland in the Peace River area of Northwest Alberta Canada.

The Agreement provides that TAMM has the right to pay 100 percent of the costs to earn 100 percent of the Zentrum working interest in the land with Zentrum retaining a 3 percent Gross Overriding Royalty Interest

Zentrum shall have first right of refusal for any equity based financing that TAMM may undertake for the next 36 months.  Upon 60 days notice to finance, Zentrum shall give formal notice that Zentrum shall exercise its ROFR

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Date: June 30, 2009	By:	/s/ Wiktor Musial
Wiktor Musial, President